JDA Software Group, Inc.
NEWS RELEASE
JDA Investor Relations Contacts:
Lawrence Delaney, Jr., The Berlin Group
Tel: (714) 734-5000; larry@berlingroup.com
Kristen L. Magnuson, Executive Vice President & Chief
Financial Officer, JDA Software Group, Inc.
Tel: 480-308-3000

JDA Reports Significant Earnings and Software License Growth in Third Quarter
Software Revenues Up 70% Over Prior Year and 14% Sequentially
     Scottsdale, Ariz. – October 24, 2005 – JDA® Software Group, Inc. (Nasdaq: JDAS) today announced final financial results for the quarter ended September 30, 2005. JDA reported total revenues of $55.6 million and software revenues of $17.4 million, compared to total revenues of $50.3 million and software revenues of $10.2 million in third quarter of 2004.
     JDA reported GAAP net income for the third quarter 2005 of $3.7 million, or $0.13 per share, as compared to GAAP net income of $1.6 million, or $0.06 per share in third quarter 2004. JDA reported adjusted non-GAAP earnings for third quarter 2005 of $0.17 per share, versus adjusted non-GAAP earnings per share of $0.04 for third quarter 2004. The non-GAAP earnings results exclude amortization of acquired software technology and intangibles, stock-based compensation expense on restricted stock units, a net gain on acquisition break-up fee, a gain on sale of securities, and certain non-recurring tax benefits and refunds, all of which are itemized in the attached schedule of non-GAAP measures of performance.
     “The third quarter delivered an excellent software result for what is traditionally the weakest quarter of the year with a 70% increase in software licenses over the prior year quarter,” said Hamish Brewer, JDA Chief Executive Officer. “We closed 76 deals in a highly competitive environment, including 12 multi-product transactions and three large software contracts with combined software revenues surpassing $10 million, not all of which was recognized in third quarter 2005.”
     “JDA’s distinct competitive advantage is becoming very clear in an industry of consolidating software vendors. Our value proposition of delivering high value add solutions through a low cost delivery model is clearly understood and being well received by both retailers and suppliers. I feel very positive about our competitive positioning,” said Brewer.
Third Quarter 2005 Highlights
•	Global Acceptance of New Products on Microsoft .NET: JDA closed two more deals this quarter for PortfolioEnabled applications. Existing JDA customers, The Homeworld Group, Inc. of China and Pepkor Retail Limited of South Africa, signed for the next generation Portfolio Replenishment Optimization by E3® (PRO). JDA now counts 10 companies in various stages of implementing PortfolioEnabled applications around the world.

•	Regional Sales Activity: JDA’s Americas and Europe, Middle East and Africa (EMEA) regions achieved strong quarters with an increase of 91% and 30%, respectively, over third quarter 2004. The
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Americas region closed $14.2 million in software license deals in Q3’05, compared to $7.4 million in Q3’04. EMEA finalized $2.8 million in software deals in Q3’05, compared to $2.2 million in Q3’04. Asia Pacific closed $344,000 in software deals in Q3’05, versus $613,000 in Q3’04.

•	Mervyns Among Key Deals Closed: In addition to significant wins at Mervyns LLC for an extensive range of products, The Homeworld Group for PRO, and HP Hood LLC for collaborative solutions, JDA signed deals with several retailers and suppliers including Bashas’ Inc., KB Toys, Inc., Hudson News Company and Mark’s Work Wearhouse LTD.

•	Strong Demand for Strategic Merchandise Management: JDA reported that 70% of its software license revenues were for retail enterprise systems, including Portfolio Strategic Merchandise Management™ applications; 12% of software revenues were for in store systems, including Portfolio Workforce Management™, and 18% were for collaborative solutions, including Portfolio Category Management™. JDA continued to increase market share for its collaborative solutions with 287 trading partner pairs relying on JDA solutions to support over $4.7 billion in trade volume during Q3’05, up from 238 trading partner pairs in Q3’04.

•	Strong Cash Position: JDA ended the third quarter with $96.7 million in cash and marketable securities as compared to $97.1 million at December 31, 2004. JDA generated $2.7 million in positive cash flow from operations during third quarter as compared to $1.7 million in second quarter 2005. DSOs were 79 days at September 30, 2005, compared to 66 days at June 30, 2005 and 58 days at September 30, 2004. During the quarter JDA invested $1.4 million in capital expenditures, primarily for ongoing IT projects. The company had $32.2 million in deferred revenue and no debt at September 30, 2005.
Nine Month Results for 2005
     For the nine months ended September 30, 2005, total revenues increased to $160.7 million compared to total revenues of $159.6 million for the same period in 2004. Software license revenues increased to $42.9 million for the first nine months of 2005, versus $38.9 million for the same period in 2004.
     JDA reported GAAP net income was $8.0 million or $0.28 per share for the nine months ended September 30, 2005, compared to a GAAP net income of $1.8 million or $0.06 per share in the same period in 2004. Adjusted non-GAAP earnings for the first nine months of 2005 were $0.42 per share compared to adjusted non-GAAP earnings of $0.16 per share in the same period of 2004 The non-GAAP earnings results exclude amortization of intangibles and acquired software technology, stock-based compensation expense on restricted stock units, restructuring charges and adjustments to acquisition-related reserves, a net
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gain on acquisition break-up fee, a gain on sale of securities, and certain non-recurring tax benefits and refunds, all of which are itemized in the attached schedule of non-GAAP measures of performance.
     Cash flow from operations was $10.3 million for the first nine months of 2005 as compared to $22.3 million during the same period in 2004.
Conference Call Information
     JDA will host a conference call today at approximately 4:45 pm EDT. To participate in the call, dial 1-800-921-9431 (United States) or
1-973-935-8505 (International) and ask the operator for the “JDA Third Quarter 2005 Earnings.” A replay of the conference call will begin October 24, 2005 at 6:45 pm EDT and will end on November 24, 2005 at 12:00 am EDT. Callers can hear the replay by dialing
1-877-519-4471 (United States) or 1-973-341-3080 (International) using access code 6485208.
     To participate in a Web cast of the call, visit the following web page at the time of the conference call:
http://viavid.net/dce.aspx?sid=0000290C
About JDA Software Group
     With more than 4,800 retail, manufacturing and wholesale customers in 60 countries, JDA Software Group, Inc. (Nasdaq: JDAS) is a global leader in delivering integrated software and professional services for the retail demand chain. By capitalizing on its market position and financial strength, JDA commits significant resources to advancing JDA Portfolio, its suite of merchandising, POS, analytic and collaborative solutions that improve revenues, efficiency and customer focus. Founded in 1985, JDA is headquartered in Scottsdale, Arizona and employs approximately 1,100 associates operating from 26 offices in major cities throughout North America, South America, Europe, Asia and Australia. For more information, visit www.jda.com, email info@jda.com or call 1-800-479-7382.

“JDA,””JDA Portfolio,” “PortfolioEnabled,” ”Portfolio Category Management,” “Portfolio Strategic Merchandise Management,” “Portfolio Workforce Management” and “Portfolio Replenishment Optimization by E3” are trademarks or registered trademarks of JDA Software Group. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA Software Group. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders’.
“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release, such forward-looking statements include, without limitation: (i) Mr. Brewer’s statement regarding our competitive position in the market; and (ii) any implications regarding future sales of our new .Net products that can be drawn from early indications of market acceptance of such products. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to: (a) the possibility that our competitive position could weaken in the future, particularly given that the competitive landscape in our market continually changes, and our market is highly competitive; (b) we may encounter difficultly developing, marketing and implementing our new .Net products since
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neither the products, nor the technical platform are fully mature or established in the marketplace; and (c) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
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JDA SOFTWARE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30,	December 31,
	2005	2004
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$61,315	$61,344
Marketable securities	35,378	35,778

Total cash and marketable securities	96,693	97,122

Accounts receivable, net	48,490	39,524
Deferred tax asset	4,220	3,578
Prepaid expenses and other current assets	9,881	8,242
Promissory note receivable	1,296	2,736

Total current assets	160,580	151,202

Property and Equipment, net	44,031	48,324

Goodwill	69,872	69,901

Other Intangibles, net
Customer lists	25,753	28,347
Acquired software technology	16,994	20,749
Trademarks	2,591	2,591

	45,338	51,687

Deferred Tax Asset	12,521	11,453

Total assets	$332,342	$332,567

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,848	$3,104
Accrued expenses and other liabilities	19,235	24,645
Income tax payable	2,359	215
Deferred revenue	32,219	28,418

Total current liabilities	55,661	56,382

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 29,746,098 and 29,596,697 shares, respectively	297	296
Additional paid-in capital	251,117	248,633
Deferred compensation	(699)	—
Retained earnings	40,047	32,012
Accumulated other comprehensive loss	(870)	(204)

	289,892	280,737
Less treasury stock, at cost, 1,162,202 and 414,702 shares, respectively	(13,211)	(4,552)

Total stockholders’ equity	276,681	276,185

Total liabilities and stockholders’ equity	$332,342	$332,567

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JDA Reports Third Quarter Earnings
JDA SOFTWARE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except earnings per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
REVENUES:
Software licenses.	$17,411	$10,245	$42,935	$38,909
Maintenance services	21,115	20,217	64,317	59,343

Product revenues	38,526	30,462	107,252	98,252
Consulting services	15,621	18,141	49,268	56,678
Reimbursed expenses	1,432	1,710	4,207	4,645

Service revenues	17,053	19,851	53,475	61,323
Total revenues	55,579	50,313	160,727	159,575

COST OF REVENUES:
Cost of software licenses	708	123	1,424	1,502
Amortization of acquired software technology	1,192	1,299	3,754	3,859
Cost of maintenance services	5,720	4,883	17,042	14,716

Cost of product revenues	7,620	6,305	22,220	20,077
Cost of consulting services	12,333	12,747	38,426	40,783
Reimbursed expenses	1,432	1,710	4,207	4,645

Cost of service revenues	13,765	14,457	42,633	45,428
Total cost of revenues	21,385	20,762	64,853	65,505

GROSS PROFIT	34,194	29,551	95,874	94,070

OPERATING EXPENSES:
Product development	10,783	12,559	33,203	39,741
Sales and marketing	10,477	10,461	29,550	33,170
General and administrative	7,209	6,264	19,674	18,751
Amortization of intangibles	896	849	2,594	2,539
Stock-based compensation expense – restricted stock	76	—	76	—
Restructuring charge and adjustments to acquisition- related reserves	—	—	2,439	2,824

Total operating expenses	29,441	30,133	87,536	97,025

OPERATING INCOME (LOSS)	4,753	(582)	8,338	(2,955)

Net gain on acquisition breakup fee	—	1,200	—	1,200
Other income, net	681	601	1,824	1,571

INCOME (LOSS) BEFORE INCOME TAXES	5,434	1,219	10,162	(184)

Income tax provision (benefit)	1,685	(430)	2,127	(2,000)

NET INCOME	$3,749	$1,649	$8,035	$1,816

BASIC EARNINGS PER SHARE	$.13	$.06	$.28	$.06

DILUTED EARNINGS PER SHARE	$.13	$.06	$.28	$.06

SHARES USED TO COMPUTE:
Basic earnings per share	28,545	29,064	28,816	29,051

Diluted earnings per share	29,063	29,191	29,208	29,486

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JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
NON-GAAP OPERATING INCOME

Operating income (loss) (GAAP BASIS)	$4,753	$(582)	$8,338	$(2,955)

Adjustments for non-GAAP measures of performance:
Add back amortization of acquired software technology	1,192	1,299	3,754	3,859
Add back amortization of intangibles	896	849	2,594	2,539
Add back restructuring charge and adjustments to acquisition-related reserves	—	—	2,439	2,824
Add back stock-based compensation expense – restricted stock units.	76	—	76	—

Adjusted non-GAAP operating income	$6,917	$1,566	$17,201	$6,267

NON-GAAP OPERATING INCOME, as a percentage of revenue

Operating income (loss) (GAAP BASIS)	8%	(1%)	5%	(2%)
Adjustments for non-GAAP measures of performance:
Amortization of acquired software technology	2%	2%	2%	2%
Amortization of intangibles	2%	2%	2%	2%
Restructuring charge and adjustments to acquisition-related reserves	—	—	2%	2%
Stock-based compensation expense – restricted stock units	—	—	—	—
Adjusted non-GAAP operating income	12%	3%	11%	4%

NON-GAAP EARNINGS PER SHARE

Diluted earnings per share (GAAP BASIS)	$.13	$.06	$.28	$.06
Adjustments for non-GAAP measures of performance, net of tax:
Add back amortization of acquired software technology	.03	.03	.08	.09
Add back amortization of intangibles	.02	.02	.06	.06
Add back stock-based compensation expense on restricted stock units	—	—	—	—
Add back restructuring charge and adjustments to acquisition-related reserves	—	—	.05	.06
Deduct net gain on acquisition break-up fee	—	(.03)	—	(.03)
Deduct gain on sale of securities	—	(.01)	—	(.01)
Net tax benefits resulting from revisions of tax estimates in prior years and certain foreign tax positions and contingencies	(.01)	(.03)	(.05)	(.07)

Adjusted non-GAAP diluted earnings per share	$.17	$.04	$.42	$.16

CASH FLOW INFORMATION
Net cash provided by operating activities	$2,706	$7,248	$10,255	$22,293

Net cash used in investing activities:
Purchase of corporate office facility	$—	$—	$—	$(23,767)
Purchase of Timera Texas, Inc.	—	—	—	(13,574)
Purchase of other property and equipment	(1,350)	(2,938)	(3,908)	(8,692)
Acquisition break-up fee	—	3,750	—	3,750
Other, net	1,312	(10,890)	1,918	1,328

	$(38)	$(10,078)	$(1,990)	$(40,955)

Net cash provided by (used in) financing activities:
Purchase of treasury stock	$—	$—	$(8,659)	$—
Other, net	630	96	1,473	518

	$630	$96	$(7,186)	$518